Exhibit 32.1
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Ares Core Infrastructure Fund (the “Fund”) on Form 10-Q for the quarter ended June 30, 2025, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Keith Derman and Steven Porto, as Co-Chief Executive Officers of the Fund, and Christina Oh, as Chief Financial Officer of the Fund, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

(1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Fund.

Dated: August 8, 2025	By:	/s/ Keith Derman
	Name:	Keith Derman
	Title:	Co-Chief Executive Officer and Trustee
(Principal Executive Officer)

Dated: August 8, 2025	By:	/s/ Steven Porto
	Name:	Steven Porto
	Title:	Co-Chief Executive Officer
(Principal Executive Officer)

Dated: August 8, 2025	By:	/s/ Christina Oh
	Name:	Christina Oh
	Title:	Chief Financial Officer and Treasurer
(Principal Financial Officer)